AMENDMENT TO PLEDGE AGREEMENT

This AMENDMENT TO PLEDGE AGREEMENT, dated as of March 17, 2006 (this “Amendment”) by and between VISKASE COMPANIES, INC., a Delaware corporation (the “Pledgor”), and LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as collateral agent (LaSalle, in such capacity, the “Pledgee”), for the Trustee and the Holders (such capitalized terms and other capitalized terms used but not defined herein having the meanings respectively ascribed thereto in the Pledge Agreement (as defined below)).

W I T N E S S E T H:

WHEREAS, the Pledgor, the Pledgee and LaSalle, in its capacity as trustee, are parties to that certain Indenture dated as of June 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “ Indenture”); and

WHEREAS, the Pledgor and the Pledgee entered into that certain Pledge Agreement dated as of June 29, 2004 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which the Pledgor has granted security interests in the Pledged Collateral (as such term is defined therein); and

WHEREAS, the Pledgor has formed a new subsidiary, Viskase del Norte, S.A. de C.V., a Mexican corporation (“Viskase Mexico”); and

WHEREAS, pursuant to the terms and provisions of the Indenture, in connection with the formation of Viskase Mexico, the Pledgor is required to grant a security interest in the Capital Stock of Viskase Mexico; and

WHEREAS, the Pledgor is entering into this Amendment to grant a security interest in the Capital Stock of Viskase Mexico to the Pledgee;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.   Amendments To The Pledge Agreement.

1.1   Annex A to the Pledge Agreement is hereby deleted in its entirety and Exhibit A attached hereto is substituted therefor.

SECTION 2.   Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent (unless specifically waived in writing by the Pledgee):

2.1   Amendment Documents. The Pledgor shall deliver to the Pledgee fully-executed copies of this Amendment.

2.2   Equity Interests of Viskase Mexico. The Pledgor shall deliver to the Pledgee the certificate evidencing the Equity Interests of Viskase Mexico owned by the Pledgor, together with a power in favor of the collateral agent limiting the pledge of such Equity Interests to the Pledgee to 65% of the outstanding Equity Interests of Viskase Mexico.

SECTION 3.   Pledge Agreement. Except with respect to the relevant provisions amended by the terms hereof, the Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

SECTION 4.   Effect of Amendment. Except as expressly set forth herein, the provisions of this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Pledgee under the Indenture or the Pledge Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or the Pledge Agreement. Except with respect to the specific provisions hereof, nothing herein shall be deemed to entitle the Pledgor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or the Pledge Agreement in similar or different circumstances.

SECTION 5.   Covenants; Further Assurances. (a) The Pledgor hereby covenants and agrees with the Pledgee that, from and after the date of this Amendment until satisfaction of all of the obligations of the Pledgor hereunder, at any time and from time to time, upon the written request of the Pledgee, and at the sole expense of the Pledgor, the Pledgor will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and of the rights herein granted.

(b)   The Pledgor hereby covenants and agrees with the Pledgee that, from and after the date of this Amendment until satisfaction of all of the obligations of the Pledgor hereunder, at any time and from time to time, upon the written request of the Pledgee, the Pledgor will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and of the rights herein granted.

SECTION 6.   Integration. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof and there are no other promises or representations, written or oral, by the parties relative to the subject matter hereof not reflected or referred to herein.

SECTION 7.   GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 8.   Section Titles. Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 9.   Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PLEDGOR:

VISKASE CORPORATION

By:	/s/ Gordon S. Donovan
Name: Gordon S. Donovan
Title: Vice President and Chief Financial Officer

PLEDGEE:

LASALLE BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Victoria Y. Douyon
Name: Victoria Y. Douyon
Title: First Vice President

EXHIBIT A

Annex A to Pledge Agreement

Issuer	No. of Shares	Class	Cert. No.	% Ownership	Jurisdiction	Cert./Uncert.
Viskase Brasil Embalagens Ltda.	27,335,248 of which 22,071,940 are pledged hereunder	Common	N/A	81% 81% of which is pledged hereunder - representing 65% of the total outstanding shares	Brazil	Uncert.
Viskase Europe Limited	30,000,000 of which 19,500,000 are pledged hereunder	Ordinary	6	100% 65% of which is pledged pursuant to certificate #6	England	Cert.
Viskase Canada Inc.	20 of which 13 are pledged hereunder	Common	C-7	100% 65% of which is pledged pursuant to certificate C-7	Canada	Cert.
Viskase Canada Inc.	480,000 of which 312,000 are pledged hereunder	Preferred	P-6	100% 65% of which is pledged pursuant to certificate P-6	Canada	Cert.
Viskase del Norte, S.A. de C.V.	49 of which 32 are pledged hereunder	Series A	1*	98% 65% of which is pledged pursuant to certificate 1*[1]	Mexico	Cert.

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1 In connection with this Amendment, the Pledgor is delivering to the Pledgee Certificate No. 1 for 49 shares of Viskase Mexico, together with a stock power limited to only 32 shares. Viskase Mexico is in the process of cutting new certificates, one of which will evidence 32 shares. This will be Certificate No. 3 and after issuance will be delivered to the Pledgee in return for Certificate No. 1.